                                                                  EX-99.CODE ETH

================================================================================

                                 CODE OF ETHICS

================================================================================


                              WT INVESTMENT TRUST I
                                 WT MUTUAL FUND
                     WILMINGTON LOW VOLATILITY FUND OF FUNDS

                                EFFECTIVE AS OF:
                                   MAY 1, 2004


PREAMBLE

         This Code of Ethics (hereinafter sometimes referred to as this "Code") has been adopted by the Board of Trustees of:

         o WT Investment Trust I (the "Trust") on behalf of each Series of the Trust listed on Appendix "B" hereto;

         o WT Mutual Fund (the "Fund") on behalf of each Portfolio of the Fund listed on Appendix "C" hereto; and

         o    Wilmington Low Volatility Fund of Funds (the "Closed End Fund")

in accordance with the requirements of Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"). The Rule requires each of the Trust, the Fund, and the Closed End Fund (collectively, the "Funds") to adopt a written code of ethics containing provisions reasonably necessary to prevent Access Persons (as defined below) from engaging in any conduct prohibited by paragraph (b) of Rule, and to use reasonable diligence to prevent violations of this Code.

         Violations of sub-paragraph (b) of the Rule may constitute grounds for the imposition of significant administrative and civil injunctive, as well as criminal, sanctions by the U.S. Securities and Exchange Commission (the "SEC") or the federal courts. In addition, the Trust, the Fund or the Closed End Fund may impose internal sanctions for violations of this Code. ALL PERSONS THAT ARE OR THAT ARE ABOUT TO BECOME COVERED BY THIS CODE ARE EXPECTED TO BE FAMILIAR WITH THE PROSCRIPTIONS OF THIS RULE. To that end, a summary of Rule 17j-1(b) is included as Appendix "A" to this Code.

         Set forth below is the Code of Ethics adopted by the Funds in compliance with the Rule. This Code of Ethics is based upon the principle that the trustees and officers of the Funds and certain affiliated persons of the Funds and any investment adviser to the Funds owe a fiduciary duty to, among others, the shareholders of the Trust and the Fund and investors in the Closed End Fund to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of such shareholders and investors; (ii) taking inappropriate advantage of their position with the Trust, the Fund or the Closed End Fund; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. The Boards of Trustees of the Funds expect that certain additional provisions consistent with the foregoing principle will be incorporated into investment advisers' codes of ethics, as appropriate, including preclearance procedures, blackout periods, bans on short-term trading, gifts guidelines, and limitations or prohibitions on investment personnel service as directors of public companies.

1.       DEFINITIONS

         (a) "Access Person" means any director, trustee, officer, Advisory Person, or Investment Personnel of the Trust, the Fund, the Closed End Fund.

         (b)      "Advisory Person" means:

                  (i) any employee of the Trust, the Fund, the Closed End Fund, or investment adviser to any of such Funds who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Trust, the Fund or the Closed End Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

                  (ii) any natural person in a control relationship to the Trust, the Fund, the Closed End Fund, or investment adviser to any of such Funds who obtains information concerning recommendations made to the Trust, the Fund or the Closed End Fund with regard to the purchase or sale of Covered Securities by the Trust, the Fund or the Closed End Fund.

         (c) A security is "being considered for purchase or sale" or is "being purchased or sold" when an instruction to purchase or sell the security has been made and communicated to the trading desk, which includes a pending "buy" or "sell" order with respect to a security for the Trust, the Fund or the Closed End Fund. In addition, as to any person, a security is "being considered for purchase or sale" or is "being purchased or sold" if such person is considering giving an instruction to purchase or sell the security or is aware that any other person is considering giving an instruction to purchase or sell the security for the Trust, the Fund or the Closed End Fund.

         (d) "Beneficial Ownership" for purposes of this Code, shall be interpreted in a manner consistent with the provisions of
                  Section 16 of the of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security regardless of who is the registered owner. This would include:

                  (i) securities which a person holds for his or her own benefit either in bearer form, registered in his or her own name or otherwise regardless of whether the securities are owned individually or jointly;

                  (ii) securities held in the name of a member of his or her immediate family (spouse, minor child and adults) sharing the same household;

                  (iii) securities held by a trustee, executor, administrator, custodian or broker;

                  (iv) securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;

                  (v) securities held by a corporation which can be regarded as a personal holding company of a person; and

                  (vi) securities recently purchased by a person and awaiting transfer into his or her name.

         (e) "Compliance Designees" means a persons designated and appointed by the Board of Trustees of the Trust, the Fund or the Closed End Fund, as the case may be, who is authorized and appointed by the Trust, Fund or the Closed End Fund to perform, or procure the performance of, the various responsibilities assigned to such Compliance Designees by this Code of Ethics. The Compliance Designees for each of the investment advisers is set forth on Appendix D.

         (f) "Control" has the same meaning as in Section 2(a)(9) of the 1940 Act.

         (g) "Covered Security" means any Security defined under Section 2(a)(36) of the 1940 Act (see (n) below), except that the following types of securities are generally exempt from trading restrictions under this Code:

                  (i)      direct obligations of the Government of the United
                           States;

                  (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

                  (iii) shares issued by open-end investment companies registered under the 1940 Act.

         (h) "Equivalent Security" shall include any option to purchase or sell, and any security convertible into or exchangeable for such Covered Security.

         (i) "Independent Trustee" means a Trustee of the Trust, the Fund or the Closed End Fund who is not an "interested person" of the Trust, the Fund or the Closed End Fund, respectively, within the meaning of Section 2(a)(19)(A) of the 1940 Act.

         (j) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

         (k)      "Investment Personnel" means:

                  (i) any employee of the Trust, the Fund, the Closed End Fund or investment adviser to any of such Funds (or of any company in a control relationship to the Trust, the Fund, the Closed End Fund or investment adviser), who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust, the Fund or the Closed End Fund; and

                  (ii) any natural person who controls the Trust, the Fund, the Closed End Fund or investment adviser to such Funds, who obtains information concerning recommendations made to the Trust, the Fund or the Closed End Fund regarding the purchase or sale of securities by the Trust, the Fund or the Closed End Fund.

         (l) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to
                  Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506.

         (m) "Purchase or Sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

         (n) "Security" shall have the same meaning set forth under Section 2(a)(36) of the 1940 Act, generally defined as any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into in a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

2.       PROHIBITED TRANSACTIONS

         (a) No Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 or the adviser code of ethics which such Access Person may be subject to. Please refer to the applicable trading restrictions on the chart attached hereto as Appendix "E."

         (b)      Except as otherwise provided, no Access Person shall:

                  (i) purchase or sell, directly or indirectly, any Covered Security (or any Equivalent Security) in which he or she has or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which at the time of such purchase or sale:

                           (A) is being considered for purchase or sale by a series of the Trust or a series of the Fund or the Closed End Fund with respect to which such Access Person has access to information regarding the Funds' transactions, or

                           (B) is being purchased or sold by a series of the Trust or a series of the Fund or the Closed End Fund with respect to which such Access Person has access to information regarding the Funds' transactions;

                  (ii) disclose to other persons the securities activities engaged in or contemplated for the various series of the Trust or series of the Fund or the Closed End Fund; and

                  (iii) trade on or communicate material non-public information, or "inside information" of any sort, whether obtained in the course of research activities, through a client relationship or otherwise.

         (c) Additionally, no Advisory Person or Investment Personnel shall, without approval of the appropriate Compliance Designee or such other person or committee at the relevant investment adviser acquire directly or indirectly any Beneficial Ownership in any securities (i) in an Initial Public Offering or (ii) in a Limited Offering.

3.       EXEMPTED TRANSACTIONS

         The prohibitions of Sections 2(b) and 2(c) of the Code shall not apply to:

         (a) purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

         (b) purchases which are part of an automatic dividend reinvestment plan;

         (c) purchases or sales which are part of a systematic investment plan whereby assets are moved from one type of account to another, provided such accounts, together with the related security transactions, do not include Covered Securities. (Example: monthly transfers from a bank account to a mutual fund);

         (d) purchases or sales of shares of any series of the Trust, the Fund or the Closed End Fund;

         (e) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

         (f) purchases or sales of securities of any issuer with a market capitalization of at least $5 billion, provided the amount of the trade (or trades within the applicable adviser's black-out period) does not exceed (singly or in the aggregate) $25,000.

4.       COMPLIANCE PROCEDURES

         (a)      INITIAL HOLDINGS REPORTS

                  All Access Persons, except Independent Trustees, shall report to the appropriate Compliance Designee within 10 days of becoming an Access Person:

                  (i) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

                  (ii) the name of any broker, dealer or bank ("financial institution") with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                  (iii) the date that the report is submitted by the Access Person.

         (b)      QUARTERLY SECURITIES TRANSACTIONS REPORTS

                  (i) Every Access Person shall report to the appropriate Compliance Designee the information described below with respect to transactions in any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person has no direct or indirect influence or control.

                  (ii) Each Independent Trustee need only report a transaction in a security if such Trustee, at the time of that transaction knew, or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the Trustee, such security was purchased or sold by the Trust, the Fund or the Closed End Fund, as the case may be, or was being considered for purchase by the Trust, the Fund, the Closed End Fund.

                  (iii) Reports required under this Section shall be made not later than 10 days after the end of the calendar quarter. EVERY ACCESS PERSON SHALL BE REQUIRED TO SUBMIT A REPORT FOR ALL PERIODS, INCLUDING THOSE PERIODS IN WHICH NO SECURITIES TRANSACTIONS WERE EFFECTED.

                  (iv) For all Access Persons other than Independent Trustees, a report shall be made on a form containing the following information:

                           With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership:

                           (A) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

                           (B) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                           (C) the price at which the transaction in the Covered Security was effected;

                           (D) the name of the financial institution with or through which the transaction was effected; and

                           (E) the date that the report is submitted by the Access Person.

                           With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                           (A) the name of the financial institution with whom the Access Person established the account;

                           (B)      the date the account was established; and

                           (C) the date that the report is submitted by the Access Person.

                  (v) For Independent Trustees with reportable transactions, a report shall be made on the form of Quarterly Securities Transactions Report attached hereto as Schedule "A."

         (c)      ANNUAL HOLDINGS REPORTS

                  All Access Persons, except Independent Trustees, shall report to the appropriate Compliance Designee on an annual basis as of December 31st.

                  (i) the title, number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect Beneficial Ownership;

                  (ii) the name of any financial institution with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                  (iii) the date that the report is submitted by the Access Person.

         (d)      STATEMENTS FROM FINANCIAL INSTITUTIONS

                  With the exception of the Independent Trustees, every Access Person shall direct his or her financial institution to supply to the appropriate Compliance Designee, on a timely basis, duplicate copies of all periodic statements for all securities accounts.

                  If copies of periodic statements are not received within 30 days of the end of the reporting period, the Access Person shall provide a written authorization to the appropriate Compliance Designee to obtain such statements directly from the Access Person's financial institution.

         (e)      NOTIFICATION OF REPORTING OBLIGATION

                  The Compliance Designee shall notify each identified Access Person that he or she is subject to these reporting requirements and shall deliver a copy of the current Code of Ethics, and any subsequent amendments thereto, to each Access Person.

         (f)      CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

                  With the exception of the Independent Trustees, Access Persons shall certify annually pursuant to the Annual Holdings Report that:

                  (i) they have read and understand this Code of Ethics and recognize that they are subject thereto;

                  (ii) they have complied with the requirements of this Code of Ethics;

                  (iii) they have reported all personal securities transactions required to be reported pursuant to the requirements of this Code of Ethics; and

                  (iv) with respect to accounts that the Access Person has represented that he or she has no direct or indirect influence or control, such Access Person still has no direct or indirect influence or control over such accounts.

         (g)      CONFLICT OF INTEREST

                  Every Access Person shall notify the appropriate Compliance Designee of any personal conflict of interest relationship that may involve the Trust, the Fund or the Closed End Fund, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any series of the Trust, the Fund or the Closed End Fund.

         (h)      REVIEW OF REPORTS

                  The Compliance Designees or a designate listed on Appendix "D" with respect to the investment adviser shall review all holdings or transactions reports submitted by each of their Access Persons, including periodic statements from financial institutions confirming personal securities transactions, to ensure that no trading has taken place in violation of the Rule or this Code of Ethics.

         (i)      BENEFICIAL OWNERSHIP

                  Any form of report required pursuant to this Section may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in any Covered Security to which the report relates.

5.       ANNUAL REPORTING

         The Compliance Designees shall furnish to the Boards of Trustees of the Trust, the Fund, the Closed End Fund and the Boards of Trustees shall consider, annual reports relating to this Code of Ethics and the code of ethics adopted by the investment adviser or principal underwriter, as the case may be (the "Applicable Codes"). Such annual report shall:

         (g) describe any issues arising under the Applicable Codes or procedures during the past year;

         (h) summarize any material violations of the Applicable Codes or procedures, including sanctions imposed in response to such violations, during the past year;

         (i) identify any recommended changes in the existing restrictions or procedures based upon the experience of the Trust, the Fund or the Closed End Fund under the Applicable Codes, evolving industry practices or developments in applicable laws or regulations; and

         (j) certify that the Trust, the Fund and the Closed End Fund, and the investment advisers or principal underwriter has adopted procedures reasonably necessary to prevent Access Persons from violating the Applicable Codes.

6.       REPORTING OF VIOLATIONS

         The Compliance Designees shall report any violation of this Code of Ethics, and all material violations of any code of ethics adopted by an investment adviser to the Boards' Regulatory Oversight Committee, which shall consider reports of such violations on a quarterly basis, unless a more timely review is deemed necessary, and shall determine the extent to which this Code of Ethics and/or the applicable code of ethics has been violated and what sanctions, if any, should be imposed.

7.       SANCTIONS

         Any securities trade found to be executed in violation of this Code of Ethics or the Rule shall be unwound (if possible) or, in the alternative, all profits shall be disgorged (net of commissions but before any tax effect). Such disgorged profits shall be paid over to the affected series of the Trust, the Fund or the Closed End Fund, or in the event the Trust, the Fund or the Closed End Fund are unaffected by the trade, such disgorged profits shall be donated to a recognized charity.

         Upon determination that a material violation of this Code of Ethics has occurred, sanctions may be deemed appropriate, including, among other things, a letter of censure or suspension or termination of the violator.

8.       RETENTION OF RECORDS

         As required under Rule 17j-1, the Trust, the Fund and the Closed End Fund shall maintain: this Code of Ethics; a list of all persons required to make reports hereunder from time to time; a copy of each report made by an Access Person hereunder; a list of all persons responsible for reviewing the reports required hereunder; a record of any decision, including the reasons supporting the decision, to approve the acquisition by an Advisory Person or Investment Personnel of securities in a Limited Offering; each memorandum made by the Compliance Designees hereunder; and a record of any violation hereof, including any action taken as a result of such violation.

9.       AMENDMENTS

         This Code shall be amended from time to time, as changing regulations warrant, as operational procedures are enhanced, or to reflect non-material updates. Should reported transaction activity of Access Persons indicate trends that could pose a potential risk to achieving full compliance with the Rule, additional trading restrictions may be implemented under this Code of Ethics.

10.      ADOPTION AND APPROVAL

         The Boards of Trustees of the Trust, the Fund and the Closed End Fund, including a majority of the Independent Trustees of each Board, shall approve this Code of Ethics with respect to the Trust, the Fund and the Closed End Fund, including any material changes to this Code.


Approved by the Boards of the Funds:        May 20, 2004

                                                                    APPENDIX "A"

 -------------------------------------------------------------------------------

                            SUMMARY OF RULE 17j-1(b)

 -------------------------------------------------------------------------------

IT IS UNLAWFUL FOR:

o any affiliated person of, or principal underwriter for, a registered investment company ("Fund"), or

o any affiliated person of an investment adviser of, or of a principal underwriter for, a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired (see definition below) . . . by the Fund:

     1.  to employ any device, scheme or artifice to defraud the Fund;

     2. to make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

     3. to engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the Fund; or

     4.  to engage in any manipulative practice with respect to the Fund.

NOTE:

For purposes of Rule 17j-1, a "security held or to be acquired" by a Fund means:

         (i) any Covered Security within the meaning of the Rule (see the definition of the term "Covered Security" in this Code) which, within the most recent 15 days:

              o    is or has been held by the Fund; or

              o is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

         (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

                                                                    APPENDIX "B"

       -------------------------------------------------------------------

                         SERIES OF WT INVESTMENT TRUST I
                                AS OF MAY 1, 2004

       -------------------------------------------------------------------

          RODNEY SQUARE MANAGEMENT CORPORATION ("RSMC")-ADVISED SERIES:
          -------------------------------------------------------------

                           Premier Money Market Series
                            Prime Money Market Series
                             U.S. Government Series
                                Tax-Exempt Series
                            Short-Term Income Series
                         Short/Intermediate Bond Series
                            Broad Market Bond Series
                              Municipal Bond Series
                              Small Cap Core Series
                              Large Cap Core Series
                               WT Balanced Series

                 RSMC-ADVISED SERIES WITH MULTIPLE SUB-ADVISERS:
                 -----------------------------------------------

                       International Multi-Manager Series
                               Real Estate Series

                          Small Cap Quantitative Series
                         Small Cap Multi-Manager Series
                           Mid Cap Quantitative Series
                          Mid Cap Multi-Manager Series
                          Large Cap Quantitative Series
                         Large Cap Multi-Manager Series

           ROXBURY CAPITAL MANAGEMENT, LLC ("ROXBURY")-ADVISED SERIES:
           -----------------------------------------------------------

                             Small Cap Growth Series
                           WT Large Cap Growth Series
                                 Mid Cap Series

              CRAMER ROSENTHAL MCGLYNN, LLC ("CRM")-ADVISED SERIES:
              -----------------------------------------------------

                             Large Cap Value Series
                              Mid Cap Value Series
                             Large Cap Value Series

                                                                    APPENDIX "C"

      --------------------------------------------------------------------

                          PORTFOLIOS OF WT MUTUAL FUND

      --------------------------------------------------------------------

WILMINGTON FEEDER PORTFOLIOS:                        WILMINGTON STRATEGIC ALLOCATION FUNDS:
-----------------------------                        --------------------------------------

Wilmington Premier Money Market Portfolio            Wilmington Small Cap Strategic Allocation Fund
Wilmington Prime Money Market Portfolio              Wilmington Mid Cap Strategic Allocation Fund
Wilmington U.S. Government Portfolio                 Wilmington Large Cap Strategic Allocation Fund
Wilmington Tax-Exempt Portfolio
Wilmington Short-Term Income Portfolio
Wilmington Short/Intermediate Bond Portfolio
Wilmington Broad Market Bond Portfolio
Wilmington Municipal Bond Portfolio
Wilmington Small Cap Core Portfolio
Wilmington Large Cap Core Portfolio
Wilmington Balanced Portfolio
Wilmington International Multi-Manager Portfolio
Wilmington Real Estate Portfolio
Wilmington Small Cap Growth Portfolio
Wilmington Mid Cap Growth Portfolio
Wilmington Large Cap Growth Portfolio
Wilmington Small Cap Value Portfolio
Wilmington Mid Cap Value Portfolio
Wilmington Large Cap Value Portfolio

BALENTINE FEEDER PORTFOLIOS:
----------------------------

Balentine Premier Money Market Portfolio
Balentine Real Estate Portfolio

ROXBURY FEEDER FUND:
--------------------

The Roxbury Mid Cap Growth Fund

CRM FEEDER FUNDS:
-----------------

CRM Prime Money Market Fund
CRM Tax-Exempt Fund
CRM Broad Market Bond Fund
CRM Municipal Bond Fund
CRM Small Cap Value Fund
CRM Mid Cap Value Fund
CRM Large Cap Value Fund

                                                                    APPENDIX "D"



        ----------------------------------------------------------------

                              COMPLIANCE DESIGNEES
                                       AND
                    DESIGNATED PERSONS TO SOLICIT AND REVIEW
                             CODE OF ETHICS REPORTS
                                AS OF MAY 1, 2004

        ----------------------------------------------------------------

RSMC/WTC
------------------------------- ------------------------------- --------------------- ----------------------------------------------
                                                                       PHONE
             NAME                        POSITION(S)                   NUMBER                             E:MAIL
------------------------------- ------------------------------- --------------------- ----------------------------------------------
                                MUTUAL FUND COMPLIANCE
DEBORAH ANN POTTER*             OFFICER                         302-651-1248          DPOTTER@WILMINGTONTRUST.COM
------------------------------- ------------------------------- --------------------- ----------------------------------------------
                                MUTUAL FUND REGULATORY ADMIN.
CHARLOTTA NILSSON                                               302-651-8331          CNILSSON@WILMINGTONTRUST.COM
------------------------------- ------------------------------- --------------------- ----------------------------------------------

VIRGINIA SAVOPOULOS             COMPLIANCE PARALEGAL            302-651-8563          VSAVOPOULOS@WILMINGTONTRUST.COM
------------------------------- ------------------------------- --------------------- ----------------------------------------------

CRM
------------------------------- ------------------------------- --------------------- ----------------------------------------------
                                                                       PHONE
             NAME                        POSITION(S)                   NUMBER                             E:MAIL
------------------------------- ------------------------------- --------------------- ----------------------------------------------

ELIZABETH COLEY*                GENERAL COUNSEL                 212.326.5334          LCOLEY@CRMLLC.COM
------------------------------- ------------------------------- --------------------- ----------------------------------------------

------------------------------- ------------------------------- --------------------- ----------------------------------------------

------------------------------- ------------------------------- --------------------- ----------------------------------------------

ROXBURY
------------------------------- ------------------------------- --------------------- ----------------------------------------------
                                                                       PHONE
             NAME                        POSITION(S)                   NUMBER                             E:MAIL
------------------------------- ------------------------------- --------------------- ----------------------------------------------

MICHELLE AZRIALY*               CHIEF COMPLIANCE OFFICER        310.917.5608          MAZRIALY@ROXCAP.COM
------------------------------- ------------------------------- --------------------- ----------------------------------------------

------------------------------- ------------------------------- --------------------- ----------------------------------------------

------------------------------- ------------------------------- --------------------- ----------------------------------------------

PROFESSIONAL FUNDS DISTRIBUTOR
------------------------------- ------------------------------- --------------------- ----------------------------------------------
                                                                       PHONE
             NAME                        POSITION(S)                   NUMBER                             E:MAIL
------------------------------- ------------------------------- --------------------- ----------------------------------------------

PHILIP RINANDER*                CHIEF COMPLIANCE OFFICER        610.382.8078          PRINANDER@PROVDIST.COM
------------------------------- ------------------------------- --------------------- ----------------------------------------------
BARBARA RICE                    VICE PRESIDENT                  610.382.8078          BRICE@PROVDIST.COM
------------------------------- ------------------------------- --------------------- ----------------------------------------------

------------------------------- ------------------------------- --------------------- ----------------------------------------------

* COMPLIANCE DESIGNEE

                                                                    APPENDIX "E"

      --------------------------------------------------------------------

                 PROHIBITED TRANSACTIONS - REPORTABLE VIOLATIONS

      --------------------------------------------------------------------

------------------------------------------------------------- ------------------ ----------------- ---------------------
                                                                     ALL
                   * TRADING RESTRICTIONS                           ACCESS          ADVISORY           INVESTMENT
                                                                    PERSONS          PERSONS            PERSONNEL
------------------------------------------------------------- ------------------ ----------------- ---------------------
DISCLOSE, TRADE OR OTHERWISE OFFER OR COMMUNICATE MATERIAL
OR NON-PUBLIC INFORMATION REGARDING ANY ACTIVITY ENGAGED
IN OR CONTEMPLATED BY A SERIES.                                       X                 X                   X
------------------------------------------------------------- ------------------ ----------------- ---------------------
PURCHASE OR SELL A "COVERED SECURITY" THAT IS BEING
CONSIDERED FOR PURCHASE OR SALE BY A SERIES.                          X                 X                   X
------------------------------------------------------------- ------------------ ----------------- ---------------------
PURCHASE OR SELL A "COVERED SECURITY" THAT IS CURRENTLY
BEING PURCHASED OR SOLD BY A SERIES.                                  X                 X                   X
------------------------------------------------------------- ------------------ ----------------- ---------------------
ACQUIRE BENEFICIAL OWNERSHIP IN AN INITIAL PUBLIC OFFERING
WITHOUT PRIOR APPROVAL FROM THE APPROPRIATE PERSON(S).                                  X                   X
------------------------------------------------------------- ------------------ ----------------- ---------------------
PURCHASE PART OF A LIMITED OFFERING AND/OR PRIVATE
PLACEMENT WITHOUT PRIOR APPROVAL FROM THE APPROPRIATE
PERSON(S).                                                                              X                   X
------------------------------------------------------------- ------------------ ----------------- ---------------------


*  REFER TO CODE OF ETHICS FOR SPECIFIC DETAILS.

                                                                    SCHEDULE "A"
                    WT INVESTMENT TRUST I AND WT MUTUAL FUND


      --------------------------------------------------------------------

                    QUARTERLY SECURITIES TRANSACTIONS REPORT
                         * FOR INDEPENDENT TRUSTEES ONLY

      --------------------------------------------------------------------

                  For the Calendar Quarter Ended:______________

To the Compliance Designee/Officer:

         During the quarter referred to above, in compliance with the required reporting pursuant to the Joint Code of Ethics (the "Code") adopted by WT Investment Trust I ("the Trust"), WT Mutual Fund (the "Fund"), Rodney Square Management Corporation, and Wilmington Trust Company, I have reviewed all transactions that were effected by me or on my behalf, with respect to whether I had knowledge at the time of each transaction or, in the ordinary course of fulfilling my official duties as an Independent Trustee, should have known that:

         (i) during the 15-day period immediately preceding or after the date of the transaction, such security was purchased or sold by the Trust, the Fund or the Closed End Fund, as the case may be, or

         (ii) was being considered for purchase by the Trust, the Fund or the Closed End Fund or by the Investment Adviser on behalf of the Trust, the Fund or the Closed End Fund.

         Accordingly, I hereby certify that:

          I had no such reportable transactions; or

          I have included all reportable transactions below, as required by the Code of Ethics.

==========================================================================================================================
              TITLE/NAME &                                                     PRINCIPAL                     FINANCIAL
      FULL DESCRIPTION OF SECURITY                                NUMBER       AMOUNT OF     PRICE AT       INSTITUTION
       INCLUDE INTEREST RATE AND                         BUY,    OF SHARES    TRANSACTION     WHICH        THROUGH WHICH
   MATURITY DATE FOR DEBT SECURITIES.       DATE OF     SELL,   (FOR EQUITY    (FOR DEBT    TRANSACTION      TRADE WAS
(Please do not include ticker symbols.)   TRANSACTION   OTHER   SECURITIES)   SECURITIES)   WAS EFFECTED     EFFECTED
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

==========================================================================================================================


         This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

         Except as noted above, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, the Fund or the Closed End Fund, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Trust, the Fund, the Closed End Fund or any of its respective Series.









Date:                                     Signature:
     ---------------------------------              ----------------------------

                                          Print Name:
                                                     ---------------------------